Memorandum

Exhibit 99.1

DATE	March 8, 2005
TO	Larry Damron
RE	Consulting
FROM	Bill Dow

Your offer letter included a provision that arranged for you to be retained as a consultant after your serving as the CFO for an intended two years.

I do appreciate the fact that you’ve stayed with the Company a year more than you or I intended and that the spirit of the consulting arrangement may apply. As we discussed, I proposed to the Board that we pay you at lump sum of $55,000 as a pre-payment for consulting through May 1, 2006. This will be paid on your last day of employment which is targeted as April 30, 2005. In May of next year, we will decide if there is value in continuing some sort of consulting arrangement. The Board approved this payment as a replacement for the consulting provision in your offer letter.

Further, in recognition of your contributions to the Company, the Board has authorized me to issue you 60,000 options which will vest and be priced at the close of market yesterday, March 7, 2005.

Thanks for you significant contribution, Larry.

Accepted:

/s/ Lawrence D. Damron
Lawrence D. Damron